Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION
OF
THE HILLMAN COMPANIES, INC.

ARTICLE ONE

     The name of the Corporation is The Hillman Companies, Inc.

ARTICLE TWO

     The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

Part A. Authorized Shares

     The total number of shares of capital stock which the Corporation has authority to issue is 287,671 shares, consisting of:

(i)	23,141 shares of Class A Common Stock, par value $.01 per share (“Class A Common Stock”);

(ii)	2,500 shares of Class B Common Stock, par value $.01 per share (“Class B Common Stock”);

(iii)	23,141 shares of Class C Common Stock, par value $.01 per share (“Class C Common Stock”); and

(iii)	238,889 shares of Class A Preferred Stock, par value $.01 per share (“Preferred Stock”).

     The Preferred Stock shall have the rights, preferences and limitations set forth in Part B. The Class A Common Stock, Class B Common Stock and Class C Common Stock are hereafter collectively referred to as the “Common Stock” and shall have the rights, preferences and limitations set forth in Part C. Capitalized terms used but not otherwise defined in Part A, Part B or Part C of this Article Four are defined in Part D.

     In accordance with the provisions of § 242(b)(2) of the General Corporation Law of the State of Delaware, the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon irrespective of the class vote requirements set forth in § 242(b)(2) of the General Corporation Law of the State of Delaware (but, in the case of any decrease, not below the number of outstanding shares of any such class or classes).

Part B. Powers, Preferences and Special Rights of the Preferred Stock

     Section 1. Dividends.

     1A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Preferred Stock as provided in this Section 1. Dividends on each share (a “Share”) of the Preferred Stock shall accrue on a daily basis at the rate of 11.5% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or (ii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. In addition, the date on which the Corporation initially grants any option or any other security or right exercisable or convertible into shares of Preferred Stock shall be deemed to be the “date of issuance” of the underlying Shares regardless of when such right or security is exercised or converted and the Shares are issued.

     1B. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 2004 (the “Dividend Reference Dates”), all dividends which have accrued on each Share outstanding or deemed outstanding for purposes of dividends in accordance with the last sentence of Section 1A of this Part B during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

     1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Shares, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

     Section 2. Conversion of Preferred Stock.

     2A. Optional Right to Convert. Subject to the automatic conversion of the Shares pursuant to Section 2B of this Part B, for a period of five (5) business days following the execution date of the first firm commitment underwriting agreement in connection with a Public Offering, each Share shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, into a number of fully paid and nonassessable Conversion Shares computed by dividing the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) by the price at which the Common Stock is to be offered to the public by the Corporation or its underwriter(s), as applicable, pursuant to the initial Public Offering (the “IPO Price”). Any exercise of the conversion right set forth in this Section 2A shall be elected by the holder of one or more Shares by delivery of written notice to the Corporation (an “Optional Conversion Notice”), which Optional Conversion Notice shall state that such holder elects to convert all or a specified number of such Shares and shall include such holder’s name or the names of such holder’s nominees in which the certificate(s) for the Conversion Shares are to be issued.

     2B. Automatic Conversion. Each Share which is not subject to an Optional Conversion Notice pursuant to Section 2A of this Part B shall be converted automatically, upon consummation of the Corporation’s initial Public Offering, into a number of fully paid and nonassessable Conversion Shares computed by dividing the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) by the IPO Price.

     2C. Effectiveness. Any conversion of Preferred Stock (i) pursuant to Section 2A of this Part B shall be deemed to have been effected at the time of delivery of the Optional Conversion Notice to the Corporation and (ii) pursuant to Section 2B of this Part B shall be deemed to have been effected as of the consummation of the Corporation’s initial Public Offering, in each case, whether or not the certificate or certificates representing the Shares to be converted have been surrendered for conversion at the principal office of the Corporation. To the extent the certificate or certificates representing the Shares to be converted have not been surrendered for conversion prior to the effective date of conversion, the holder of such Share shall surrender for conversion such certificate or certificates at the principal office of the Corporation promptly after the effective date of the conversion. At the time any such conversion has been effected, the rights of the holder of such Share in respect thereof shall cease and the Person or Persons in whose name or names the Conversion Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of such Conversion Shares.

     2D. Termination of Conversion Right. The conversion rights of any Preferred Stock shall terminate on the earlier of (i) the day on which the Liquidation Value (plus all accrued and unpaid dividends thereon) with respect to such Preferred Stock has been distributed or (ii) the consummation of an initial Public Offering.

     2E. Record Books; Filings. The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Shares issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

     2F. Fractional Shares. If any fractional interest in Conversion Shares would, except for the provisions of this Section 2F of Part B, be deliverable upon any conversion of the Preferred Stock, the Corporation, in lieu of delivering the fractional Share therefor, shall pay an amount to the holder thereof equal to the IPO Price multiplied by the fractional amount of such Share as of the date of conversion.

     2G. Certificates. After the consummation of the initial Public Offering, any holder of certificates representing converted Shares shall surrender to the Corporation at the office of the Corporation or of any transfer agent for the Preferred Stock, the certificate or certificates representing such Shares. The Corporation shall, as soon as practicable thereafter (but in no event more than three (3) business days thereafter), issue and deliver at such office to such holder, or to the holder’s nominee or nominees, a certificate or certificates representing the number of Conversion Shares to which the holder shall be entitled as set forth above in Sections 2A or 2B of this Part B, together with cash in lieu of any fraction of a share. The issuance of certificates for Conversion Shares upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Shares. Upon conversion of each Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Shares issuable with respect to such conversion shall be validly issued, fully paid and nonassessable. All Conversion Shares which are issuable upon conversion of the Preferred Stock shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all liens and charges.

     Section 3. Redemption of Shares of Preferred Stock.

     3A. Redemption Right.

     (i) Subject to Section 4(b)(ii) of the Securities Purchase Agreement, the Corporation may at any time and from time to time redeem all or any portion of the Shares then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

     (ii) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Shares, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Shares prompt written notice of any material change in the terms or timing of such transaction. The holders of a majority of the Shares then outstanding may require the Corporation to redeem all or any portion (on a pro rata basis) of the Shares then outstanding at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation’s notice and (b) five days prior to the consummation of the Change in Ownership (the “Expiration Date”).

     The term “Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act), other than Code Hennessy & Simmons IV LP or its affiliates, owning 50.01% or more of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

     Upon receipt of such election(s), the Corporation shall be obligated to redeem such Shares on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation’s receipt of such election(s). If any proposed Change in Ownership does not occur, the request for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the holders of a majority of the Shares then outstanding may rescind the request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

     (iii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Shares not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Shares prompt written notice of any material change in the terms or timing of such transaction. The holders of a majority of the Shares then outstanding may require the Corporation to redeem all or any portion (on a pro rata basis) of the Shares at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation.

     The term “Fundamental Change” means (a) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of transactions and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving entity, the terms of the Shares are not changed and the Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors.

     Upon receipt of such election(s) the Corporation shall be obligated to redeem such Shares upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the holders of a majority of the Shares then outstanding may rescind the request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

     3B. Provisions Relating to Redemption Generally.

     (i) For each Share which is required to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Share) an amount in immediately available funds equal to the amounts required to effect such redemption as specified herein. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon). Unless otherwise elected in writing by the holders of a majority of the Shares, at any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     (ii) Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of Shares to each record holder of such class not more than 60 nor less than 15 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares, as applicable, shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

     (iii) The number of Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of such Shares to be redeemed times a fraction, the numerator of which shall be the total number of such Shares then held by such holder and the denominator of which shall be the total number of such Shares then outstanding.

     (iv) Dividends shall no longer accrue with respect to any Share after the date on which the Liquidation Value thereof plus all of the accrued and unpaid dividends, as applicable, thereon, is paid to the holder of such Share.

     (v) Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued Shares and shall not be reissued, sold or transferred.

     Section 4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Shares shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation’s assets to be distributed among the holders of the Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 4, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Shares held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

     Section 5. Priority of Shares on Dividends and Redemptions. So long as any Share remains outstanding, without the prior written consent of the holders of a majority of the outstanding Shares the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Stock and Preferred Stock from present or former employees of the Corporation or its Subsidiaries in accordance with the provisions of the Repurchase Agreements.

     Section 6. Voting Rights. Except as otherwise provided herein and as otherwise required by applicable law, the Shares shall have no voting rights; provided that each holder of Shares shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

     Section 7. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of the Shares. Upon the surrender of any certificate representing Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on such Shares represented by the surrendered certificate.

     Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 9. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part B without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken.

No amendment to any provision in Part D (Definitions) that adversely affects the Shares shall be effective without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken.

     Section 10. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Part C. Powers, Preferences and Special Rights of the Common Stock.

     Except as otherwise provided in this Part C or as otherwise required by applicable law, all shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

     Section 1. Voting Rights.

     1A. Except as otherwise provided in this Part C or as otherwise required by applicable law, the holders of Class A Common Stock and Class C Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation.

     1B. Notwithstanding Section 1A above, solely with respect to the election of directors to the Board of Directors: (i) the holders of shares of Class C Common Stock then outstanding shall have, in the aggregate, that number of votes equal to the lesser of (x) the aggregate of such holders’ voting rights solely with respect to the election of directors to the Board of Directors (“Board Voting Rights”) as determined in accordance with Section 1A above, or (y) thirty percent (30.00%) of the voting power of the Corporation, less the aggregate voting power with respect to the election of directors held by the holders of Class C Common Stock other than pursuant to Section 1A above, including indirect voting power, as identified by such holders in writing to the Corporation from time to time, and (ii) the aggregate Board Voting Rights of a “person” or “group” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act) other than holders of shares of Class C Common Stock (the “Remaining Common Holders”) shall have that number of votes equal to the greater of (x) the Remaining Common Holders’ actual aggregate Board Voting Rights as determined in accordance with Section 1A above, or (y) seventy percent (70.00%) of the voting power of the Corporation.

     Section 2. Dividends. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to receive such dividends pro rata at the same rate per share of each class of Common Stock; provided that (i) if dividends are declared or paid in shares of Common Stock, the dividends payable to holders of Class A Common Stock shall be payable in shares of Class A Common Stock, the dividends payable to the holders of Class B Common Stock shall be payable in shares of Class B Common Stock and the dividends payable to the holders of Class C Common Stock shall be payable in shares of Class C Common Stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall (A) make available to each holder of Class B Common Stock dividends consisting of non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and (B) make available to each holder of Class C Common Stock, at such holder’s request, dividends consisting of voting securities (except as otherwise required by law) of the Corporation which have voting provisions identical to the voting provisions of the Class C Common Stock. The right of the holders of Common Stock to receive dividends is subject to the provisions of the Shares.

     Section 3. Liquidation. Subject to the provisions of the Shares, the holders of the Common Stock shall be entitled to participate pro rata at the same rate per share in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

     Section 4  Conversion of Common Stock.

     4A.  Conversion of Class C Common Stock.

     (i) Conversion of Class C Common Stock. Each holder of Class C Common Stock shall be entitled at any time and from time to time to convert any or all of the shares of such holder’s Class C Common Stock into an equal number of shares of Class A Common Stock.

     (ii) Conversion Procedure.

          (a) Each conversion of shares of Class C Common Stock into shares of Class A Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class C Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class C Common Stock represented by such certificate or certificates into Class A Common Stock. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class C Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

          (b) Promptly after the surrender of certificates and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the surrendering holder’s instructions (1) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (2) a certificate representing any Class C Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

          (c) The issuance of certificates for Class A Common Stock upon conversion of Class C Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock.

          (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class C Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding Class C Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

          (e) The Corporation shall not close its books against the transfer of Class C Common Stock or of Class A Common Stock issued or issuable upon conversion of Class C Common Stock in any manner which would interfere with the timely conversion of Class C Common Stock.

     4B. Conversion of Class A Common Stock.

     (i) Conversion of Class A Common Stock. Each holder of Class A Common Stock shall be entitled at any time and from time to time to convert any or all of the shares of such holder’s Class A Common Stock into an equal number of shares of Class C Common Stock.

     (ii) Conversion Procedure.

          (a) Each conversion of shares of Class A Common Stock into shares of Class C Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class A Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class A Common Stock represented by such certificate or certificates into Class C Common Stock. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class A Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class C Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class C Common Stock represented thereby.

          (b) Promptly after the surrender of certificates and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the surrendering holder’s instructions (1) the certificate or certificates for the Class C Common Stock issuable upon such conversion and (2) a certificate representing any Class A Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

          (c) The issuance of certificates for Class C Common Stock upon conversion of Class A Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class C Common Stock.

          (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class C Common Stock, solely for the purpose of issuance upon the conversion of the Class A Common Stock, such number of shares of Class C Common Stock issuable upon the conversion of all outstanding Class A Common Stock. All shares of Class C Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class C Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class C Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

          (e) The Corporation shall not close its books against the transfer of Class A Common Stock or of Class C Common Stock issued or issuable upon conversion of Class A Common Stock in any manner which would interfere with the timely conversion of Class A Common Stock.

     4C. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

     Section 5. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     Section 6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 7. Notices. All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     Section 8. Amendment and Waiver. No amendment or waiver of any provision of this Part C shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Class A Common Stock and Class C Common Stock voting as a single class.

Part D. Definitions.

     For purposes of this Article Four, the following terms shall have the following meanings:

     “Conversion Shares” means the Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Shares are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term “Conversion Share” shall mean one share of the security issuable upon conversion of the Shares if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     “Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Shares.

     “Liquidation Value” of any Share as of any particular date shall be equal to $1,000.

     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     “Public Offering” means any sale of the common equity securities of the Corporation in an underwritten public offering pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission; provided that the following shall not be considered a Public Offering: (i) any issuance of common equity securities as consideration for a merger or acquisition and (ii) any issuance of common equity securities or rights to acquire common equity securities to employees of the Corporation or its Subsidiaries as part of an incentive or compensation plan.

     “Redemption Date” as to any Share means the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

     “Repurchase Agreements” mean, collectively, all agreements which provide for a repurchase of the capital stock of the Corporation upon termination of employment or similar events or circumstances as approved by the Corporation’s Board of Directors.

     “Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

     “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of March 31, 2004, among the Corporation and the purchasers named therein, as amended from time to time in accordance with its terms.

     “Stockholders Agreement” means the Stockholders Agreement, dated as of March 31, 2004, among the Corporation and the stockholders of the Corporation from time to time party thereto, as amended from time to time in accordance with its terms.

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

ARTICLE FIVE

     The Corporation is to have perpetual existence.

ARTICLE SIX

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE SEVEN

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHT

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Eight shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINE

     The Corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

     Subject to Section 4(b)(xii) of the Securities Purchase Agreement, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. For purposes of this Article Ten, “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of March 31, 2004, among the Corporation and the purchasers named therein, as amended from time to time in accordance with its terms.

ARTICLE ELEVEN

     To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this Article Eleven shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

ARTICLE TWELVE

     So long as the CHS Group (as defined in the Stockholders Agreement which is defined in Part D of Article Four hereof) owns 50.01% or more of the voting power of the Corporation, no vote or other action of the directors of the Corporation shall constitute the act of the board of directors of the Corporation unless and until such act is approved by a unanimous vote of all of the directors designated pursuant to Section 2(a)(ii)(A) of the Stockholders Agreement.